UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

November 4, 2008

(Date of earliest event reported)

TEAM FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

KANSAS

000-26335

48-1017164

(State or other jurisdiction

(Commission

(I.R.S. Employer

of incorporation)	File Number)	Identification No.)

8 West Peoria, Suite 200, Paola, Kansas, 66071

(Address of principal executive offices) (Zip Code)

Registrant’s telephone, including area code:  (913) 294-9667

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits.

Signature

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective November 4, 2008, the board of directors of Team Financial, Inc. (the “Registrant”), appointed Bruce R. Vance as the permanent Chief Financial Officer of the Registrant. Vance, 51, had served as Interim Chief Financial Officer of the Registrant since April 28, 2008.

Vance is a Certified Public Accountant who served as the Director of Internal Audit for the Registrant from May 2006 until his appointment as Interim Chief Financial Officer of the Registrant in April 2008. Prior to joining the Company, Mr. Vance spent four years as an independent financial institution consultant with Bruce R. Vance, C.P.A., Chartered, a local firm which specialized in financial institution consulting. Previous experience also includes fifteen years as a federal financial institution regulator with the Office of Thrift Supervision, four years as chief financial officer of a $110 million financial institution, and four years in public accounting with national and regional accounting firms. There are no family relationships between Vance and any of the Company’s directors or executive officers.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of businesses acquired:

Not applicable.

(b)	Pro forma financial information:

Not applicable.

(c)	Shell company transactions:

Not applicable.

(d)	Exhibits:

Not applicable.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM FINANCIAL, INC.

	By:	/s/ Bruce R. Vance

Bruce R. Vance,
Chief Financial Officer

Date: November 10, 2008